                                                                   EXHIBIT 21.1

                           Subsidiaries of the Company

Name of Subsidiary                Jurisdiction of Incorporation or Organization
--------------------              ---------------------------------------------
Huttig, Inc.                      Delaware

Huttig FSC, Inc.                  Barbados